Exhibit 99.1

NetApp Reports Fourth Quarter and Fiscal Year 2019 Results

Net Revenues of $1.59 Billion for the Fourth Quarter and $6.15 Billion for Fiscal Year 2019

•	Net revenues for fiscal year 2019 grew 4% year-over-year
•	Product revenue for fiscal year 2019 grew 7% year-over-year
•	All Flash Array revenue for fiscal year 2019 grew 25% year-over-year
•	$2.51 billion returned to shareholders in share repurchases and cash dividends in fiscal year 2019
•	First quarter fiscal year 2020 dividend to increase by 20% to $0.48 per share

Sunnyvale, Calif.—May 22, 2019—NetApp (NASDAQ: NTAP) today reported financial results for the fourth quarter and fiscal year 2019, which ended April 26, 2019.

“Despite the modest shortfall relative to our fiscal year 2019 expectations, we made significant progress in the strategic markets of All-Flash, Private Cloud, and Cloud Data Services. Our Data Fabric strategy clearly differentiates us from our competitors,” said George Kurian, chief executive officer. “Enterprises are choosing NetApp to be a strategic partner in their digital transformations. Our opportunity is large and growing, and we are moving quickly to improve our execution.”

Fourth Quarter Fiscal Year 2019 Financial Results*

•	Net Revenues: $1.59 billion, compared to $1.64 billion in the fourth quarter of fiscal 2018
•

Net Income: GAAP net income of $396 million, compared to GAAP net income of $290 million in the fourth quarter of fiscal 2018; non-GAAP net income[1] of $305 million, compared to non-GAAP net income of $307 million in the fourth quarter of fiscal 2018

•

Earnings per Share: GAAP net income per share[2] of $1.59 compared to GAAP net income per share of $1.06 in the fourth quarter of fiscal 2018; non-GAAP net income per share of $1.22, compared to non-GAAP net income per share of $1.12 in the fourth quarter of fiscal 2018

•	Cash, Cash Equivalents and Investments: $3.9 billion at the end of fiscal 2019
•	Cash from Operations: $399 million, compared to $494 million in the fourth quarter of fiscal 2018
•	Share Repurchase and Dividend: Returned $597 million to shareholders through share repurchases and cash dividends

Fiscal Year 2019 Financial Results*

•	Net Revenues: $6.15 billion, increased 4% year-over-year from $5.92 billion in fiscal 2018
•

Net Income: GAAP net income of $1.17 billion, compared to GAAP net income of $116 million** in fiscal 2018; non-GAAP net income of $1.17 billion, compared to non-GAAP net income of $983 million in fiscal 2018

•

Earnings per Share: GAAP net income per share of $4.51, compared to GAAP net income per share of $0.42** in fiscal 2018; non-GAAP net income per share of $4.52, compared to non-GAAP net income per share of $3.56 in fiscal 2018

•	Cash from Operations: $1.34 billion, compared to $1.48 billion in fiscal year 2018
•	Share Repurchase and Dividend: Returned $2.51 billion to shareholders through share repurchases and cash dividends

*In the first quarter of fiscal 2019, NetApp adopted Revenue from Contracts with Customers (ASC 606) using the full retrospective method of adoption. Accordingly, NetApp’s condensed consolidated balance sheet as of April 27, 2018, condensed consolidated statements of operations and cash flows for all fiscal 2018 periods presented, and all related financial statement metrics included herein, have been restated to conform to the new rules.

**On December 22, 2017, the Tax Cuts and Jobs Act was enacted into law. This tax reform legislation contains several key tax provisions that affected the company, including a one-time mandatory transition tax on accumulated foreign earnings and a reduction of the U.S. corporate income tax rate to 21% effective January 1, 2018, among others. GAAP net income in fiscal year 2018 was impacted by a resulting one-time charge of approximately $850 million.

First Quarter Fiscal Year 2020 Financial Outlook

The Company provided the following financial guidance for the first quarter of fiscal year 2020:

•Net revenues are expected to be in the range of:	$1.315 billion to $1.465 billion
	GAAP	Non-GAAP

•Earnings per share is expected to be in the range of:	$0.56-$0.64	$0.78-$0.86

Full Fiscal Year 2020 Financial Outlook

The Company provided the following financial guidance for the full fiscal year 2020:

•Net revenues are expected to grow at the low-end of mid-single-digit range
	GAAP	Non-GAAP
•Consolidated gross margins are expected to be:	63%-64%	64%-65%
•Operating margins are expected to be in the range of:	20%-21%	23%-24%
•Effective tax rate is expected to be approximately 19.5% on both a GAAP and Non-GAAP basis

Dividend

The Company will increase the first quarter fiscal year 2020 dividend by 20% to $0.48 per share. The quarterly dividend will be paid on July 24, 2019, to shareholders of record as of the close of business on July 5, 2019.

Fourth Quarter Fiscal Year 2019 Business Highlights

New Products Enable Digital Transformation

-

NetApp announced a variety of new and updated offerings that give customers more flexibility across hybrid multicloud environments for a range of use cases, including FlexPod™ AI platform; FlexPod for MEDITECH software; NetApp™ Service Level Manager; and the FlexCache™.

-

OnCommand™ Workflow Automation 5.0 makes it easier for customers to automate, monitor, and maintain storage workflows. Changes in the web UI deliver a consistent user experience across OnCommand System Manager, Unified Manager, and Workflow Automation, resulting in improved simplicity and efficiency.

Industry-Leading Strategic Partnerships

-	Intel Optane DC Persistent Memory and NetApp Memory Accelerated Data extended their partnership to help customers realize the promise of solutions that offer shorter time to results with their data.

-

NetApp partnered with H2O.ai and integrated NetApp Cloud Volumes Service, a cloud-native file storage service. H2O Driverless AI provides a platform for customers to collaborate, scale, and deploy AI solutions more quickly.

-	Texas-based Soccour Solutions received HCI Champion Partner status after it embraced NetApp HCI as part of its customer offerings.

Industry Recognition

-	NetApp was named 2018 Google Cloud Technology Partner of the Year for Infrastructure at the Google Cloud Next 2019 Partner Summit.
-

NetApp was awarded Brand of the Year by Think Global Awards, which recognizes achievements in promoting an awareness of thinking globally for individuals, communities, startups, small to medium-sized businesses, global brands, and large-scale international organizations.

Webcast and Conference Call Information

NetApp will host a conference call to discuss these results today at 2:00 p.m. Pacific Time. To access the live webcast of this event, go to the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will be available on the website after 4:00 p.m. Pacific Time today.

About NetApp

NetApp is the data authority for hybrid cloud. We provide a full range of hybrid cloud data services that simplify management of applications and data across cloud and on-premises environments to accelerate digital transformation. Together with our partners, we empower global organizations to unleash the full potential of their data to expand customer touchpoints, foster greater innovation, and optimize their operations. For more information, visit www.netapp.com. #DataDriven

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made under the First Quarter Fiscal Year 2020 Financial Outlook and Full Fiscal Year 2020 Financial Outlook sections, statements about our large and growing opportunity and our ability to improve our execution. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general global political, macroeconomic and market conditions, changes in U.S. government spending, revenue seasonality and matters specific to our business, such as our ability to expand our total available market and grow our portfolio of products, customer demand for and acceptance of our products and services, our ability to successfully execute new business models, our ability to successfully execute on our Data Fabric strategy to generate profitable growth and stockholder return and our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted reports on 10-Q and 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp and the NetApp logo and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

Footnotes

1Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale or derecognition of assets, and (h) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

2GAAP net income per share and non-GAAP net income per share are calculated using the diluted number of shares.

NetApp Usage of Non-GAAP Financial Information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate and free cash flow, and historical and projected non-GAAP earnings per diluted share.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

H. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-

GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual properties from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 26, 2019	April 27, 2018

ASSETS

Current assets:
Cash, cash equivalents and investments	$3,899	$5,391
Accounts receivable	1,216	1,047
Inventories	131	122
Other current assets	364	392
Total current assets	5,610	6,952

Property and equipment, net	759	756
Goodwill and purchased intangible assets, net	1,782	1,833
Other non-current assets	590	450
Total assets	$8,741	$9,991

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$542	$609
Accrued expenses	851	825
Commercial paper notes	249	385
Current portion of long-term debt	400	—
Short-term deferred revenue and financed unearned services revenue	1,825	1,712
Total current liabilities	3,867	3,531
Long-term debt	1,144	1,541
Other long-term liabilities	797	992
Long-term deferred revenue and financed unearned services revenue	1,843	1,651
Total liabilities	7,651	7,715

Stockholders' equity	1,090	2,276
Total liabilities and stockholders' equity	$8,741	$9,991

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	April 26, 2019	April 27, 2018	April 26, 2019	April 27, 2018

Revenues:
Product	$1,000	$1,027	$3,755	$3,525
Software maintenance	242	234	946	902
Hardware maintenance and other services	350	383	1,445	1,492
Net revenues	1,592	1,644	6,146	5,919

Cost of revenues:
Cost of product	457	496	1,752	1,738
Cost of software maintenance	10	6	35	25
Cost of hardware maintenance and other services	99	113	414	447
Total cost of revenues	566	615	2,201	2,210
Gross profit	1,026	1,029	3,945	3,709

Operating expenses:
Sales and marketing	439	443	1,657	1,706
Research and development	205	203	827	783
General and administrative	69	71	278	280
Restructuring charges	16	—	35	—
Gain on sale or derecognition of assets	(73)	—	(73)	(218)
Total operating expenses	656	717	2,724	2,551

Income from operations	370	312	1,221	1,158

Other income, net	14	16	47	41

Income before income taxes	384	328	1,268	1,199

Provision (benefit) for income taxes	(12)	38	99	1,083

Net income	$396	$290	$1,169	$116

Net income per share:
Basic	$1.62	$1.09	$4.60	$0.43

Diluted	$1.59	$1.06	$4.51	$0.42

Shares used in net income per share calculations:
Basic	245	265	254	268

Diluted	249	273	259	276

Cash dividends declared per share	$0.40	$0.20	$1.60	$0.80

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Year Ended
	April 26, 2019	April 27, 2018	April 26, 2019	April 27, 2018
Cash flows from operating activities:
Net income	$396	$290	$1,169	$116
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48	48	197	198
Stock-based compensation	37	36	158	161
Deferred income taxes	18	25	(3)	270
Gain on sale or derecognition of assets	(73)	—	(73)	(218)
Other items, net	(6)	(19)	2	(27)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	(350)	(279)	(185)	(289)
Inventories	(31)	(32)	(9)	36
Accounts payable	44	147	(57)	262
Accrued expenses	127	104	42	162
Deferred revenue and financed unearned services revenue	326	238	343	139
Long-term taxes payable	(104)	(9)	(164)	714
Changes in other operating assets and liabilities, net	(33)	(55)	(79)	(46)
Net cash provided by operating activities	399	494	1,341	1,478
Cash flows from investing activities:
Redemptions (purchases) of investments, net	215	168	876	(10)
Purchases of property and equipment	(35)	(48)	(173)	(145)
Proceeds from sale of properties	—	—	—	210
Acquisitions of businesses, net of cash acquired	—	—	(3)	(75)
Other investing activities, net	3	—	4	(1)
Net cash provided by (used in) investing activities	183	120	704	(21)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	3	16	121	173
Payments for taxes related to net share settlement of stock awards	(4)	(8)	(96)	(75)
Repurchase of common stock	(500)	(344)	(2,111)	(794)
Proceeds from (repayments of) commercial paper notes, net	85	(247)	(136)	(115)
Issuance of long-term debt, net	—	—	—	795
Repayment of long-term debt	—	—	—	(750)
Dividends paid	(97)	(53)	(403)	(214)
Other financing activities, net	(1)	—	(6)	(6)
Net cash used in financing activities	(514)	(636)	(2,631)	(986)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(13)	(11)	(30)	26

Net increase (decrease) in cash, cash equivalents and restricted cash	55	(33)	(616)	497
Cash, cash equivalents and restricted cash:
Beginning of period	2,276	2,980	2,947	2,450
End of period	$2,331	$2,947	$2,331	$2,947

SELECTED CONDENSED CONSOLIDATED BALANCE SHEET LINE ITEMS

(In millions)

(Unaudited)

	As of April 27, 2018

	As Previously Reported	Impact of ASC 606 Adoption	As Adjusted
ASSETS
Accounts receivable	$1,009	$38	$1,047
Inventories	126	(4)	122
Other current assets	330	62	392
Other non-current assets	420	30	450

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term deferred revenue and financed unearned services revenue	$1,804	$(92)	$1,712
Other long-term liabilities	961	31	992
Long-term deferred revenue and financed unearned services revenue	1,673	(22)	1,651
Total stockholders' equity	2,067	209	2,276

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	April 27, 2018			April 27, 2018
	As Previously Reported	Impact of ASC 606 Adoption	As Adjusted	As Previously Reported	Impact of ASC 606 Adoption	As Adjusted

Revenues:
Product	$1,011	$16	$1,027	$3,461	$64	$3,525
Software maintenance	247	(13)	234	958	(56)	902
Hardware maintenance and other services	383	—	383	1,492	—	1,492
Net revenues	1,641	3	1,644	5,911	8	5,919

Cost of revenues:
Cost of product	500	(4)	496	1,738	—	1,738
Cost of software maintenance	6	—	6	25	—	25
Cost of hardware maintenance and other services	113	—	113	449	(2)	447
Total cost of revenues	619	(4)	615	2,212	(2)	2,210
Gross profit	1,022	7	1,029	3,699	10	3,709

Operating expenses:
Sales and marketing	461	(18)	443	1,729	(23)	1,706
Research and development	203	—	203	783	—	783
General and administrative	71	—	71	280	—	280
Gain on sale or derecognition of assets	—	—	—	(218)	—	(218)
Total operating expenses	735	(18)	717	2,574	(23)	2,551

Income from operations	287	25	312	1,125	33	1,158

Other income, net	16	—	16	41	—	41

Income before income taxes	303	25	328	1,166	33	1,199

Provision for income taxes	32	6	38	1,090	(7)	1,083

Net income	$271	$19	$290	$76	$40	$116

Net income per share:
Basic	$1.02	$0.07	$1.09	$0.28	$0.15	$0.43

Diluted	$0.99	$0.07	$1.06	$0.28	$0.14	$0.42

Shares used in net income per share calculations:
Basic	265	265	265	268	268	268

Diluted	273	273	273	276	276	276

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DIO, DPO, CCC and Inventory Turns)
(Unaudited)

	Q4 FY'19	Q3 FY'19	Q4 FY'18	FY 2019	FY2018

Revenues
Product	$1,000	$967	$1,027	$3,755	$3,525
Strategic	$774	$674	$747	$2,709	$2,468
Mature	$226	$293	$280	$1,046	$1,057
Software Maintenance	$242	$239	$234	$946	$902
Hardware Maintenance and Other Services	$350	$357	$383	$1,445	$1,492
Hardware Maintenance Support Contracts	$284	$292	$310	$1,182	$1,214
Professional and Other Services	$66	$65	$73	$263	$278
Net Revenues	$1,592	$1,563	$1,644	$6,146	$5,919

Geographic Mix
	% of Q4 FY'19 Revenue	% of Q3 FY'19 Revenue	% of Q4 FY'18 Revenue	% of FY 2019 Revenue	% of FY 2018 Revenue
Americas	57%	52%	54%	56%	54%
Americas Commercial	45%	41%	42%	44%	41%
U.S. Public Sector	11%	11%	12%	12%	13%
EMEA	29%	33%	33%	30%	32%
Asia Pacific	14%	14%	13%	14%	14%

Pathways Mix
	% of Q4 FY'19 Revenue	% of Q3 FY'19 Revenue	% of Q4 FY'18 Revenue	% of FY 2019 Revenue	% of FY 2018 Revenue
Direct	24%	19%	21%	24%	21%
Indirect	76%	81%	79%	76%	79%

Non-GAAP Gross Margins
	Q4 FY'19	Q3 FY'19	Q4 FY'18	FY 2019	FY2018
Non-GAAP Gross Margin	65.2%	63.7%	63.3%	65.0%	63.5%
Product	55.3%	52.6%	52.7%	54.4%	51.8%
Software Maintenance	95.9%	95.8%	97.4%	96.3%	97.2%
Hardware Maintenance and Other Services	72.3%	72.3%	71.0%	72.0%	70.7%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q4 FY'19	Q3 FY'19	Q4 FY'18	FY 2019	FY2018
Non-GAAP Income from Operations	$358	$367	$360	$1,387	$1,159
% of Net Revenues	22.5%	23.5%	21.9%	22.6%	19.6%
Non-GAAP Income before Income Taxes	$372	$375	$376	$1,434	$1,200
Non-GAAP Effective Tax Rate	18.1%	18.7%	18.4%	18.4%	18.1%

Non-GAAP Net Income
	Q4 FY'19	Q3 FY'19	Q4 FY'18	FY 2019	FY2018
Non-GAAP Net Income	$305	$305	$307	$1,171	$983
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	249	255	273	259	276
Non-GAAP Income per Share, Diluted	$1.22	$1.20	$1.12	$4.52	$3.56

Select Balance Sheet Items
	Q4 FY'19	Q3 FY'19	Q4 FY'18
Deferred Revenue and Financed Unearned Services Revenue	$3,668	$3,357	$3,363
DSO (days)	70	51	58
DIO (days)	21	16	18
DPO (days)	87	78	90
CCC (days)	3	(11)	(14)
Inventory Turns	17	23	20

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days inventory outstanding (DIO) is defined as net inventories divided by cost of revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Cash conversion cycle (CCC) is defined as DSO plus DIO minus DPO.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q4 FY'19	Q3 FY'19	Q4 FY'18	FY 2019	FY2018
Net Cash Provided by Operating Activities	$399	$451	$494	$1,341	$1,478
Purchases of Property and Equipment	$35	$31	$48	$173	$145
Free Cash Flow	$364	$420	$446	$1,168	$1,333
Free Cash Flow as a % of Net Revenues	22.9%	26.9%	27.1%	19.0%	22.5%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY19	Q3'FY19	Q4'FY18	FY2019	FY2018

NET INCOME	$396	$249	$290	$1,169	$116
Adjustments:
Amortization of intangible assets	8	13	12	46	53
Stock-based compensation	37	43	36	158	161
Litigation settlements	—	—	—	—	5
Restructuring charges	16	—	—	35	—
Gain on sale or derecognition of assets	(73)	—	—	(73)	(218)
Income tax effects	(31)	—	(31)	(82)	10
Resolution of income tax examinations	(48)	—	—	(48)	—
Income tax benefit of ASC 606 adoption	—	—	—	(34)	—
Tax reform	—	—	—	—	856
NON-GAAP NET INCOME	$305	$305	$307	$1,171	$983

COST OF REVENUES	$566	$581	$615	$2,201	$2,210
Adjustments:
Amortization of intangible assets	(8)	(10)	(9)	(36)	(36)
Stock-based compensation	(4)	(4)	(3)	(14)	(13)
NON-GAAP COST OF REVENUES	$554	$567	$603	$2,151	$2,161

COST OF PRODUCT REVENUES	$457	$469	$496	$1,752	$1,738
Adjustments:
Amortization of intangible assets	(8)	(10)	(9)	(36)	(36)
Stock-based compensation	(2)	(1)	(1)	(4)	(3)
NON-GAAP COST OF PRODUCT REVENUES	$447	$458	$486	$1,712	$1,699

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$99	$102	$113	$414	$447
Adjustment:
Stock-based compensation	(2)	(3)	(2)	(10)	(10)
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$97	$99	$111	$404	$437

GROSS PROFIT	$1,026	$982	$1,029	$3,945	$3,709
Adjustments:
Amortization of intangible assets	8	10	9	36	36
Stock-based compensation	4	4	3	14	13
NON-GAAP GROSS PROFIT	$1,038	$996	$1,041	$3,995	$3,758

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY19	Q3'FY19	Q4'FY18	FY2019	FY2018

SALES AND MARKETING EXPENSES	$439	$401	$443	$1,657	$1,706
Adjustments:
Amortization of intangible assets	—	(3)	(3)	(10)	(17)
Stock-based compensation	(15)	(19)	(15)	(67)	(68)
NON-GAAP SALES AND MARKETING EXPENSES	$424	$379	$425	$1,580	$1,621

RESEARCH AND DEVELOPMENT EXPENSES	$205	$203	$203	$827	$783
Adjustment:
Stock-based compensation	(11)	(13)	(11)	(48)	(49)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$194	$190	$192	$779	$734

GENERAL AND ADMINISTRATIVE EXPENSES	$69	$67	$71	$278	$280
Adjustments:
Stock-based compensation	(7)	(7)	(7)	(29)	(31)
Litigation settlements	—	—	—	—	(5)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$62	$60	$64	$249	$244

RESTRUCTURING CHARGES	$16	$—	$—	$35	$—
Adjustment:
Restructuring charges	(16)	—	—	(35)	—
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—	$—	$—

GAIN ON SALE OR DERECOGNITION OF ASSETS	$(73)	$—	$—	$(73)	$(218)
Adjustment:
Gain on sale or derecognition of assets	73	—	—	73	218
NON-GAAP GAIN ON SALE OR DERECOGNITION OF ASSETS	$—	$—	$—	$—	$—

OPERATING EXPENSES	$656	$671	$717	$2,724	$2,551
Adjustments:
Amortization of intangible assets	—	(3)	(3)	(10)	(17)
Stock-based compensation	(33)	(39)	(33)	(144)	(148)
Litigation settlements	—	—	—	—	(5)
Restructuring charges	(16)	—	—	(35)	—
Gain on sale or derecognition of assets	73	—	—	73	218
NON-GAAP OPERATING EXPENSES	$680	$629	$681	$2,608	$2,599

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY19	Q3'FY19	Q4'FY18	FY2019	FY2018

INCOME FROM OPERATIONS	$370	$311	$312	$1,221	$1,158
Adjustments:
Amortization of intangible assets	8	13	12	46	53
Stock-based compensation	37	43	36	158	161
Litigation settlements	—	—	—	—	5
Restructuring charges	16	—	—	35	—
Gain on sale or derecognition of assets	(73)	—	—	(73)	(218)
NON-GAAP INCOME FROM OPERATIONS	$358	$367	$360	$1,387	$1,159

INCOME BEFORE INCOME TAXES	$384	$319	$328	$1,268	$1,199
Adjustments:
Amortization of intangible assets	8	13	12	46	53
Stock-based compensation	37	43	36	158	161
Litigation settlements	—	—	—	—	5
Restructuring charges	16	—	—	35	—
Gain on sale or derecognition of assets	(73)	—	—	(73)	(218)
NON-GAAP INCOME BEFORE INCOME TAXES	$372	$375	$376	$1,434	$1,200

PROVISION (BENEFIT) FOR INCOME TAXES	$(12)	$70	$38	$99	$1,083
Adjustments:
Income tax effects	31	—	31	82	(10)
Resolution of income tax examinations	48	—	—	48	—
Income tax benefit of ASC 606 adoption	—	—	—	34	—
Tax reform	—	—	—	—	(856)
NON-GAAP PROVISION FOR INCOME TAXES	$67	$70	$69	$263	$217

NET INCOME PER SHARE	$1.59	$0.98	$1.06	$4.51	$0.42
Adjustments:
Amortization of intangible assets	0.03	0.05	0.04	0.18	0.19
Stock-based compensation	0.15	0.17	0.13	0.61	0.58
Litigation settlements	—	—	—	—	0.02
Restructuring charges	0.06	—	—	0.14	—
Gain on sale or derecognition of assets	(0.29)	—	—	(0.28)	(0.79)
Income tax effects	(0.12)	—	(0.11)	(0.32)	0.04
Resolution of income tax examinations	(0.19)	—	—	(0.19)	—
Income tax benefit of ASC 606 adoption	—	—	—	(0.13)	—
Tax reform	—	—	—	—	3.10
NON-GAAP NET INCOME PER SHARE	$1.22	$1.20	$1.12	$4.52	$3.56

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q4'FY19	Q3'FY19	Q4'FY18	FY2019	FY2018

Gross margin-GAAP	64.4%	62.8%	62.6%	64.2%	62.7%
Cost of revenues adjustments	0.8%	0.9%	0.7%	0.8%	0.8%
Gross margin-Non-GAAP	65.2%	63.7%	63.3%	65.0%	63.5%

GAAP cost of revenues	$566	$581	$615	$2,201	$2,210
Cost of revenues adjustments:
Amortization of intangible assets	(8)	(10)	(9)	(36)	(36)
Stock-based compensation	(4)	(4)	(3)	(14)	(13)
Non-GAAP cost of revenues	$554	$567	$603	$2,151	$2,161

Net revenues	$1,592	$1,563	$1,644	$6,146	$5,919

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q4'FY19	Q3'FY19	Q4'FY18	FY2019	FY2018

Product gross margin-GAAP	54.3%	51.5%	51.7%	53.3%	50.7%
Cost of product revenues adjustments	1.0%	1.1%	1.0%	1.1%	1.1%
Product gross margin-Non-GAAP	55.3%	52.6%	52.7%	54.4%	51.8%

GAAP cost of product revenues	$457	$469	$496	$1,752	$1,738
Cost of product revenues adjustments:
Amortization of intangible assets	(8)	(10)	(9)	(36)	(36)
Stock-based compensation	(2)	(1)	(1)	(4)	(3)
Non-GAAP cost of product revenues	$447	$458	$486	$1,712	$1,699

Product revenues	$1,000	$967	$1,027	$3,755	$3,525

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q4'FY19	Q3'FY19	Q4'FY18	FY2019	FY2018

Hardware maintenance and other services gross margin-GAAP	71.7%	71.4%	70.5%	71.3%	70.0%
Cost of hardware maintenance and other services revenues adjustment	0.6%	0.8%	0.5%	0.7%	0.7%
Hardware maintenance and other services gross margin-Non-GAAP	72.3%	72.3%	71.0%	72.0%	70.7%

GAAP cost of hardware maintenance and other services revenues	$99	$102	$113	$414	$447
Cost of hardware maintenance and other services revenues adjustment:
Stock-based compensation	(2)	(3)	(2)	(10)	(10)
Non-GAAP cost of hardware maintenance and other services revenues	$97	$99	$111	$404	$437

Hardware maintenance and other services revenues	$350	$357	$383	$1,445	$1,492

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q4'FY19	Q3'FY19	Q4'FY18	FY2019	FY2018

GAAP effective tax rate	(3.1)%	21.9%	11.6%	7.8%	90.3%
Adjustments:
Income tax effects	8.3%	(3.2)%	6.8%	4.9%	(0.8)%
Resolution of income tax examinations	12.9%	—%	—%	3.3%	—%
Income tax benefit of ASC 606 adoption	—%	—%	—%	2.4%	—%
Tax reform	—%	—%	—%	—%	(71.4)%
Non-GAAP effective tax rate	18.1%	18.7%	18.4%	18.4%	18.1%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q4'FY19	Q3'FY19	Q4'FY18	FY2019	FY2018
Net cash provided by operating activities	$399	$451	$494	$1,341	$1,478
Purchases of property and equipment	(35)	(31)	(48)	(173)	(145)
Free cash flow	$364	$420	$446	$1,168	$1,333

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FIRST QUARTER FISCAL 2020

First Quarter
Fiscal 2020

Non-GAAP Guidance - Net Income Per Share	$0.78 - $0.86

Adjustments of Specific Items to Net Income
Per Share for the First Quarter Fiscal 2020:
Amortization of intangible assets	(0.04)
Stock-based compensation expense	(0.16)
Restructuring charges	(0.07)
Income tax effects	0.05
Total Adjustments	(0.22)

GAAP Guidance - Net Income Per Share	$0.56 - $0.64

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
FISCAL 2020
(Unaudited)

GROSS MARGIN

Gross Margin - Non-GAAP Guidance	64% - 65%
Adjustment:
Cost of revenues adjustments	(1)%
Gross Margin - GAAP Guidance	63% - 64%

OPERATING MARGIN

Operating Margin - Non-GAAP Guidance	23% - 24%
Adjustments:
Amortization of intangible assets	(1)%
Stock-based compensation expense	(3)%
Gain on sale of properties	1%
Operating Margin - GAAP Guidance	20% - 21%

Some items may not add or recalculate due to rounding

Press Contact:

Madge Miller

NetApp

1 408 419 5263

madge.miller@netapp.com

Investor Contact:

Lance Berger

NetApp

1 408 822 6628

lance.berger@netapp.com